Exhibit 99.2

News Release

AmerisourceBergen Corporation P.O. Box 959 Valley Forge, PA 19482

Contact:	Michael N. Kilpatric 610-727-7118
mkilpatric@amerisourcebergen.com

AMERISOURCEBERGEN AND BEVERLY REACH AGREEMENT ON

INSTITUTIONAL PHARMACY CONTRACT

VALLEY FORGE, Pa. July 25, 2006 — AmerisourceBergen Corporation’s (NYSE: ABC) PharMerica Long-Term Care (LTC) unit today announced that it has reached agreement with CERES Strategies, Inc., the affiliated healthcare procurement company for Beverly Enterprises, Inc. and Golden Gate National Senior Care LLC, on a contract to provide Beverly and Golden Gate with institutional pharmacy services for the skilled-nursing and long-term care facilities operated by subsidiaries of those companies. CERES Strategies, Inc. a part of Ceres Purchasing Solutions, provides procurement services for Beverly, Golden Gate and their subsidiaries.

The contract is effective immediately and continues until March 31, 2009 with provisions to extend the length of the contract. Terms of the contract were not disclosed. As part of the agreement, AmerisourceBergen will drop its lawsuit against Beverly and Golden Gate, which asked the court to enforce a previous contract.

“We have had a long and beneficial relationship with Beverly and are pleased that we will continue to provide pharmacy services to the patients under the care of Beverly and Golden Gate,” said William G. Shields, PharMerica LTC’s President. “As our largest customer group, Beverly and Golden Gate provide a firm foundation for our national reach in institutional pharmacy services.”

“We are glad that Beverly is continuing its long-term relationship with PharMerica and that Pharmerica will have an opportunity to expand upon that relationship as a result of the new contract,” said Randy Churchey, President and CEO of GGNSC Holdings LLC, parent company of Golden Gate National Senior Care LLC. “We believe that PharMerica, Beverly and Golden Gate can build on this strong relationship to further improve pharmacy efficiency and provide quality patient care.”

News Release

About AmerisourceBergen

AmerisourceBergen (NYSE:ABC) is one of the world’s largest pharmaceutical services companies serving the United States, Canada and selected global markets. Servicing both pharmaceutical manufacturers and healthcare providers in the pharmaceutical supply channel, the Company provides drug distribution and related services designed to reduce costs and improve patient outcomes. AmerisourceBergen’s service solutions range from pharmacy automation and pharmaceutical packaging to pharmacy services for skilled nursing and assisted living facilities, reimbursement and pharmaceutical consulting services, and physician education. With more than $58 billion in annualized revenue, AmerisourceBergen is headquartered in Valley Forge, PA, and employs more than 13,000 people. AmerisourceBergen is ranked #27 on the Fortune 500 list. For more information, go to www.amerisourcebergen.com.

FORWARD-LOOKING STATEMENTS

This news release may contain certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained in the forward-looking statements. Forward-looking statements may include statements addressing AmerisourceBergen’s future financial and operating results and the benefits, efficiencies and savings to be derived from the Company’s integration plans to consolidate its distribution network.

The following factors, among others, could cause actual results to differ materially from those described in any forward-looking statements: competitive pressures; the loss of one or more key customer or supplier relationships; customer defaults or insolvencies; changes in customer mix; supplier defaults or insolvencies; changes in pharmaceutical manufacturers’ pricing and distribution policies or practices; adverse resolution of any contract or other disputes with customers (including departments and agencies of the U.S. Government) or suppliers; regulatory changes; changes in U.S. government policies (including reimbursement changes arising from the Medicare Modernization Act); declines in the amounts of market share rebates offered by pharmaceutical manufacturers to the PharMerica long-term care business, declines in the amounts of rebates that the PharMerica Long-Term Care business can retain, and/or the inability of the business to offset the rebate reductions that have already occurred or any rebate reductions that may occur in the future; market interest rates; operational or control issues arising from AmerisourceBergen’s outsourcing of information technology activities; the Pharmaceutical Distribution segment’s ability to continue to successfully transition its business model to fee-for-service; success of integration, restructuring or systems initiatives; fluctuations in the U.S. dollar – Canadian dollar exchange rate and other foreign exchange rates; economic, business, competitive and/or regulatory developments in Canada, the United Kingdom and elsewhere outside of the United States; acquisition of businesses that do not perform as we expect or that are difficult for us to integrate or control; and other economic, business, competitive, legal, regulatory and/or operational factors affecting the business of AmerisourceBergen generally.

More detailed information about these and other risk factors is set forth in AmerisourceBergen’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for fiscal 2005.

AmerisourceBergen is under no obligation to (and expressly disclaims any such obligation to) update or alter any forward looking statements whether as a result of new information, future events or otherwise.

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